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                                                                  EXHIBIT (a)(4)

[LOGO] CS FIRST BOSTON                                     CS First Boston
                                                           Corporation
                                                           Park Avenue Plaza
                                                           55 East 52nd Street
                                                           New York, New York
                                                           10055

                          OFFER TO PURCHASE FOR CASH
                               35,252,986 SHARES
                                OF COMMON STOCK

                                      OF
                              ECKERD CORPORATION

                                      AT

                             $35.00 NET PER SHARE

                                      BY

                         OMEGA ACQUISITION CORPORATION
                         A WHOLLY-OWNED SUBSIDIARY OF
                          J. C. PENNEY COMPANY, INC.

       THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                      12:00 MIDNIGHT, NEW YORK CITY TIME,
          ON FRIDAY, DECEMBER 6, 1996, UNLESS THE OFFER IS EXTENDED.

                                                               November 7, 1996

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

  We have been engaged by Omega Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of J. C. Penney Company, Inc., a Delaware corporation ("Parent"), to act as Dealer Manager in connection with Purchaser's offer to purchase 35,252,986 shares of common stock, $.01 par value per share (the "Shares"), of Eckerd Corporation, a Delaware corporation (the "Company"), or such other number of Shares representing 50.1% of the Company's outstanding common stock on the date of purchase, at a purchase price of $35.00 per Share (such amount, or any greater amount per Share paid pursuant to the Offer (as defined below), being hereinafter referred to as the "Offer Price"), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 7, 1996 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.

  THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE 35,252,986 SHARES OR SUCH OTHER NUMBER OF SHARES REPRESENTING 50.1% OF THE COMPANY'S OUTSTANDING COMMON STOCK ON THE DATE OF PURCHASE. THE OFFER ALSO IS SUBJECT TO CERTAIN OTHER CONDITIONS, WHICH ARE SET FORTH IN THE OFFER TO PURCHASE. SEE THE INTRODUCTION AND SECTIONS 1 AND 14 OF THE OFFER TO PURCHASE.

  Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

  1. The Offer to Purchase dated November 7, 1996.
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  2. The Letter of Transmittal to tender Shares for your use and for the information of your clients. Manually signed facsimile copies of the Letter of Transmittal may be used to tender Shares.

  3. A letter to stockholders of the Company from Stewart Turley, Chairman of the Board of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company.

  4. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if neither of the two procedures for tendering Shares set forth in the Offer to Purchase can be completed on a timely basis.

  5. A printed form of letter that may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominees, with space provided for obtaining such clients' instructions regarding the Offer.

  6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

  7. A return envelope addressed to ChaseMellon Shareholder Services, L.L.C., the Depositary.

  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, DECEMBER 6, 1996, UNLESS THE OFFER IS EXTENDED.

  Please note the following:

  1. The tender price is $35.00 per Share, net to the seller in cash, without interest thereon.

  2. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, December 6, 1996, unless the Offer is extended.

  3. Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will purchase, by accepting for payment, and will pay for 35,252,986 Shares (or such other number of Shares representing 50.1% of the Company's outstanding common stock on the date of purchase) validly tendered on or prior to the Expiration Date, and not properly withdrawn, promptly after the later to occur of (i) the Expiration Date (as defined in the Offer to Purchase) and (ii) the satisfaction or waiver of the conditions to the Offer set forth in Section 14 of the Offer to Purchase.

  4. Tendering stockholders who have Shares registered in their names will not be charged brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, backup federal income tax withholding at a rate of 31% may be required, unless an exemption applies or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.

  5. The Board of Directors of the Company has unanimously determined that the Offer and the Merger (as defined in the Offer to Purchase) are fair to, and in the best interest of, the stockholders of the Company, has approved the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer at the Offer Price and the Merger, and recommends that the stockholders of the Company that wish to receive cash for their Shares accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

  6. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates for (or a timely Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) with respect to) such Shares, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees or an Agent's Message (as defined in Section 2 of the Offer to Purchase) in connection with a book-entry transfer, and (c) any other documents required by the Letter of Transmittal.

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Accordingly, payment to all tendering stockholders may not be made at the same time depending upon when certificates for Shares or Book-Entry Confirmation with respect to Shares are actually received by the Depositary.

  In order to take advantage of the Offer, (a) a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or an Agent's Message in connection with a book-entry transfer or other required documents should be sent to the Depositary and (b) certificates representing the tendered Shares or a timely Book-Entry Confirmation with respect to such Shares should be delivered to the Depositary in accordance with the instructions set forth in the Letter of Transmittal and in the Offer to Purchase.

  If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the Offer to Purchase), a tender may be effected by following the guaranteed delivery procedures specified in Section 3 of the Offer to Purchase.

  Neither Purchaser nor Parent will pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Shares pursuant to the Offer (other than the Dealer Manager and the Depositary as described in the Offer to Purchase). Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  Any inquiries you may have with respect to the Offer should be addressed to CS First Boston Corporation, the Dealer Manager for the Offer, at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, 1-800-917-2291 or D.F. King & Co., Inc., the Information Agent for the Offer, at 77 Water Street, New York, New York 10005, 1-800-848-3155.

  Requests for copies of the enclosed materials may also be directed to the Dealer Manager or the Information Agent at the above addresses and telephone numbers.

                                          Very truly yours,


                                          CS FIRST BOSTON CORPORATION

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF PARENT, PURCHASER, THE COMPANY, THE DEALER MANAGER, THE DEPOSITARY, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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